Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
IXYS Corporation
3540 Bassett Street
Santa Clara, CA 95054
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Numbers 333-109857, 333-92204, 333-96081, 333-66289, and 333-4412) of IXYS Corporation of our reports dated June 15, 2006, relating to the consolidated financial statements, and the effectiveness of IXYS Corporation’s internal control over financial reporting, which appear in this Form 10-K.
BDO Seidman, LLP
San Francisco, CA

June 20, 2006